SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 20, 1998
(To Prospectus dated February 20, 1998)


                                  CWABS, INC.
                                   Depositor

                         Countrywide Home Loans, Inc.
                          Sponsor and Master Servicer

                   Countrywide Home Equity Loan Trust 1998-A

      Revolving Home Equity Loan Asset Backed Certificates, Series 1998-A

                                  ---------


The Certificates represent          The Certificates
obligations of the trust only
and do not represent an             o   This supplement relates to the offering of the Certificates of the series
interest in or obligation of            referenced above. This supplement does not contain complete information
CWABS, Inc.,                            about the offering of the Certificates. Additional information is
Countrywide Home Loans,                 contained in the prospectus supplement dated February 20, 1998 prepared
Inc. or any of their                    in connection with the offering of the offered certificates of the series
affiliates.                             referenced above and in the prospectus of the depositor dated February
                                        20, 1998. You are urged to read this supplement, the prospectus
This supplement may be                  supplement and the prospectus in full.
used to offer and sell the
offered certificates only if        o   As of December 15, 2003, the Certificate Principal Balance of the
accompanied by the                       Certificates was approximately $12,325,894.
prospectus supplement and
the prospectus.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

January 12, 2003

                                THE TRUST FUND

     As of December 1, 2003 (the "Reference Date"), the Trust Fund included approximately 834 Mortgage Loans having an aggregate Stated Principal Balance of approximately $17,296,571.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                                           As of
                                                                                                    December 1, 2003
                                                                                                    ----------------
Aggregate Stated Principal Balance of the Mortgage Loans.............................                 $17,296,571
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
           30-59 days................................................................                     0.81%
           60-89 days................................................................                     0.21%
           90 + days or more.........................................................                     1.30%
          9+ months or more..........................................................                     3.53%
 Total Delinquencies.................................................................                     5.85%

--------------
(1) As a percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Reference Date.

     Five (5) Mortgage Loans have been converted and are, as of the Reference Date, REO properties.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. ("Countrywide") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement. On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide, changed its name to Countrywide Financial Corporation.

     At September 30, 2003, Countrywide and its consolidated subsidiaries provided servicing for approximately $606.095 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At September 30, 2003, Countrywide provided servicing for approximately $15.591 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                       As of December 31, 2000          As of December 31, 2001           As of December 31, 2002
                 --------------------------------- --------------------------------- ----------------------------------
                       Principal     Percentage        Principal       Percentage           Principal       Percentage
                        Balance                         Balance                              Balance
                   ----------------- ------------- -----------------  -------------   --------------------- -----------
Portfolio......... $3,748,790,561.82   --          $5,479,012,451.54       --         $  10,640,766,181.58      --
Delinquency
percentage
  30-59 Days...... $  14,580,950.53   0.39%        $   28,456,872.07      0.52%        $     42,864,688.91     0.40%
  60-89 Days......     4,626,810.83   0.12%             7,555,089.12      0.14%              10,661,957.76     0.10%
  90+ Days........    10,660,110.74   0.28%            21,422,742.71      0.39%              19,421,702.11     0.18%
                   ----------------- ------------- -----------------  -------------   --------------------- -----------
      Total....... $  29,867,872.10   0.80%        $   57,434,703.90      1.05%        $     72,948,348.78     0.69%
Foreclosure Rate.. $   1,232,842.13   0.03%        $    3,142,409.33      0.06%        $      6,603,778.76     0.06%
Bankruptcy Rate... $   9,192,831.89   0.25%        $   12,681,563.87      0.23%        $     43,053,210.55     0.40%


                          As of September 30, 2003
                    -----------------------------------
                          Principal        Percentage
                           Balance
                    --------------------   ------------
Portfolio.........  $ 15,591,400,953.23       --
Delinquency
percentage
  30-59 Days......  $     50,838,133.87      0.33%
  60-89 Days......        16,284,021.52      0.10%
  90+ Days........        29,686,518.35      0.19%
                    --------------------   ------------
      Total.......  $     96,808,673.74      0.62%
Foreclosure Rate..  $      6,591,398.70      0.04%
Bankruptcy Rate...  $     40,348,901.18      0.26%

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be allocated and entitled to receive interest and principal payments as described in the Prospectus Supplement under "Description of the Certificates-- Distributions on the Certificates".

     As of December 15, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Certificates was approximately $12,325,894. As of the Certificate Date the Pool Factor was approximately 0.0795219 and the Invested Amount was approximately $12,325,894. For additional information with respect to the Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

                            THE CERTIFICATE INSURER

     Effective February 17, 1998, MBIA Inc., a New York Stock Exchange listed company (the "Company"), acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CapMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CapMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to MBIA Insurance Corporation, a New York Stock company ("MBIA"). MBIA is the principal operating subsidiary of the Company. The Company is not obligated to pay the debts of or claims against MBIA.

     MBIA files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). These documents may be reviewed at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. MBIA's SEC filings are also available to the public at the SEC's Web site at http://www.sec.gov.

                        FEDERAL INCOME TAX CONSEQUENCES

     In General

          Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Certificates discussed under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein (which supersedes the discussion under the same caption in Annex I of the Prospectus Supplement).

     Certain U.S. Federal Income Tax Documentation Requirements

          A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
        Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

   Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

   The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the

District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.



                             ERISA CONSIDERATIONS

     Prospective purchasers of the Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-8 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan if the conditions for application of the Exemption described in the Prospectus are met.

     Although the Exemption has been amended since 1998, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Certificates.

     The Exemption, as amended, sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of Certificates by a Plan must be on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the Certificates not be subordinated to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Exemption requires that Certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor's, Moody's Investors Service or Fitch Ratings, Inc . The Exemption specifies that the pool trustee must not be an affiliate of any member of the "Restricted Group", other than an underwriter. The Restricted Group consists of the underwriters, the trustee, any insurer or other provider of credit support to the trust, the seller, the depositor, the master servicer, any servicer, any counterparty in a permitted swap agreement, any obligor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate principal balance of assets in the trust, or any affiliate of any of those parties. The Exemption stipulates that any Plan investing in the Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

                                    RATINGS

     The Certificates are currently rated "AAA" by Standard & Poor's and "Aaa" by Moody's. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Loans in Mortgage Pool
(As of the Reference Date)                                                                   Range
                                                                                             -----
Aggregate Principal Balance                                $17,296,571

Weighted Average Mortgage Rate                                    5.48%         3.50%            to            10.25%
Weighted Average Gross Margin                                     1.52%        -0.50%            to             6.25%
Weighted Average Maximum Mortgage Rate                           17.70%        12.50%            to            18.00%
Weighted Average Principal Balance                              $20,739            $0            to          $620,000
Weighted Average Credit Limit                                   $37,252       $10,000            to          $620,000
Weighted Average Scheduled Remaining Term (months)                  221            83            to               231
Weighted Average Combined Loan-to-Value Ratio                    75.34%         8.04%            to           100.00%
Weighted Average Credit Limit Utilization Rate                   55.67%         0.00%            to           100.00%




Mortgage Loan Principal Balances
                                                                                                          Percentage of
Range of                                          Number of               Aggregate Unpaid     Reference Date Aggregate
Principal Balance                            Mortgage Loans              Principal Balance            Principal Balance
-----------------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                      310                       $632,026                       3.65 %
$ 10,000.01 to $ 20,000                                 216                     $3,248,535                      18.78
$ 20,000.01 to $ 30,000                                 141                     $3,545,891                      20.50
$ 30,000.01 to $ 40,000                                  57                     $1,960,922                      11.34
$ 40,000.01 to $ 50,000                                  45                     $2,031,237                      11.74
$ 50,000.01 to $ 60,000                                  17                       $933,615                       5.40
$ 60,000.01 to $ 70,000                                  17                     $1,107,981                       6.41
$ 70,000.01 to $ 80,000                                   6                       $457,833                       2.65
$ 80,000.01 to $ 90,000                                   5                       $414,061                       2.39
$ 90,000.01 to $100,000                                   8                       $770,154                       4.45
$100,000.01 to $125,000                                   6                       $664,068                       3.84
$125,000.01 to $150,000                                   1                       $141,000                       0.82
$150,000.01 to $175,000                                   2                       $335,218                       1.94
$175,000.01 to $200,000                                   1                       $184,580                       1.07
$225,000.01 to $250,000                                   1                       $249,451                       1.44
$600,000.01 to $625,000                                   1                       $620,000                       3.58
----------------------------------------------------------------------------------------------------------------------
Total                                                   834                    $17,296,571                     100.00 %
======================================================================================================================




Geographic Distribution
                                                                                                   Percentage of
                                             Number of              Aggregate Unpaid    Reference Date Aggregate
State                                   Mortgage Loans             Principal Balance           Principal Balance
--------------------------------------------------------------------------------------------------------------------
Alabama                                            30                       $582,411                        3.37 %
Alaska                                              5                       $172,089                        0.99
Arizona                                            27                       $416,132                        2.41
California                                        151                     $3,760,276                       21.74
Colorado                                           27                       $681,635                        3.94
Connecticut                                         8                       $233,061                        1.35
District of Columbia                                1                        $17,638                        0.10
Florida                                            67                       $970,354                        5.61
Georgia                                            16                       $468,217                        2.71
Hawaii                                              2                        $51,609                        0.30
Idaho                                              13                       $277,568                        1.60
Illinois                                           28                       $509,031                        2.94
Indiana                                             9                       $262,153                        1.52
Kansas                                              6                       $143,280                        0.83
Kentucky                                            7                       $186,587                        1.08
Louisiana                                          12                       $300,321                        1.74
Maine                                               2                        $39,881                        0.23
Maryland                                           10                       $186,149                        1.08
Massachussetts                                     18                       $489,536                        2.83
Michigan                                           33                       $369,957                        2.14
Minnesota                                           2                        $12,000                        0.07
Mississippi                                         2                        $63,889                        0.37
Missouri                                           12                       $109,632                        0.63
Montana                                             5                        $83,904                        0.49
Nebraska                                            2                        $15,745                        0.09
Nevada                                             17                       $170,907                        0.99
New Hampshire                                       5                       $192,921                        1.12
New Jersey                                         36                       $601,452                        3.48
New Mexico                                          5                       $319,255                        1.85
New York                                           27                       $417,348                        2.41
North Carolina                                     29                     $1,015,661                        5.87
North Dakota                                        2                        $24,791                        0.14
Ohio                                               26                       $476,285                        2.75
Oklahoma                                            5                        $41,188                        0.24
Oregon                                             26                       $597,931                        3.46
Pennsylvania                                       52                       $862,386                        4.99
Rhode Island                                        3                        $43,630                        0.25
South Carolina                                      5                        $49,369                        0.29
South Dakota                                        1                        $11,489                        0.07
Tennessee                                          11                       $236,164                        1.37
Texas                                              25                       $609,300                        3.52
Utah                                                2                       $104,842                        0.61
Virginia                                           10                       $278,285                        1.61
Washington                                         34                       $464,051                        2.68
Wisconsin                                           9                       $144,133                        0.83
Wyoming                                             9                       $232,128                        1.34
--------------------------------------------------------------------------------------------------------------------
Total                                             834                    $17,296,571                      100.00 %
====================================================================================================================




Combined Loan-to-Value Ratios

                                                                                                 Percentage of
Range of                                            Number of    Aggregate Unpaid     Reference Date Aggregate
Combined Loan-to-Value Ratios (%)              Mortgage Loans   Principal Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
 0 -10.00                                                   3             $22,928                         0.13 %
10.01-20.00                                                 4             $80,731                         0.47
20.01-30.00                                                 8            $202,387                         1.17
30.01-40.00                                                18            $404,524                         2.34
40.01-50.00                                                36            $939,972                         5.43
50.01-60.00                                                55          $1,054,425                         6.10
60.01-70.00                                               158          $3,481,488                        20.13
70.01-80.00                                               178          $4,130,227                        23.88
80.01-90.00                                               326          $6,156,395                        35.59
90.01-100.00                                               48            $823,496                         4.76
------------------------------------------------------------------------------------------------------------------
Total                                                     834         $17,296,571                       100.00 %
==================================================================================================================



Mortgage Rates

                                                                                                 Percentage of
Range of Mortgage                                   Number of    Aggregate Unpaid     Reference Date Aggregate
Rates(%)                                       Mortgage Loans   Principal Balance            Principal Balance
------------------------------------------------------------------------------------------------------------------
5.001 - 5.500                                              75          $1,702,348                         9.84 %
5.501 - 6.000                                             118          $1,540,170                         8.90
6.001 - 6.500                                              69          $1,488,149                         8.60
6.501 - 7.000                                             120          $2,585,007                        14.95
7.001 - 7.500                                              20            $336,419                         1.95
7.501 - 8.000                                              42            $865,419                         5.00
8.001 - 8.500                                              19            $371,636                         2.15
8.501 - 9.000                                               5             $74,833                         0.43
9.001 - 9.500                                               5             $69,101                         0.40
9.501 - 10.000                                              3             $27,111                         0.16
10.001 - 10.500                                             1              $8,830                         0.05
------------------------------------------------------------------------------------------------------------------
Total                                                     834         $17,296,571                       100.00 %
===================================================================================================================



Types of Mortgaged Property

                                                                                                                     Percentage of
                                                                          Number of    Aggregate Unpaid   Reference Date Aggregate
Property Type                                                        Mortgage Loans   Principal Balance          Principal Balance
-----------------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                                         731         $15,082,103                      87.20 %
Planned Unit Development (PUD)                                                   58          $1,524,440                       8.81
Low-rise Condominium                                                             35            $514,740                       2.98
2-4 Family Residence                                                             10            $175,288                       1.01
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                                           834         $17,296,571                     100.00 %
===================================================================================================================================



Lien Priority

                                                                                                                     Percentage of
                                                                          Number of    Aggregate Unpaid   Reference Date Aggregate
Lien Property                                                        Mortgage Loans   Principal Balance          Principal Balance
-----------------------------------------------------------------------------------------------------------------------------------
1st Liens                                                                        50          $1,248,489                       7.22 %
2nd Liens                                                                       784         $16,048,082                      92.78
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                                           834         $17,296,571                     100.00 %
===================================================================================================================================



Gross Margin

                                                                                                                     Percentage of
Range of Gross                                                            Number of    Aggregate Unpaid   Reference Date Aggregate
Margins(%)                                                           Mortgage Loans   Principal Balance          Principal Balance
-----------------------------------------------------------------------------------------------------------------------------------
Less Than 0.000                                                                   1               $0.00                       0.00 %
0.000                                                                           141       $2,752,772.00                      15.92
0.001 - 0.250                                                                    27         $712,291.00                       4.12
0.251 - 0.500                                                                   107       $2,920,263.00                      16.88
0.501 - 0.750                                                                    50       $1,058,800.00                       6.12
0.751 - 1.000                                                                    21         $537,581.00                       3.11
1.001 - 1.250                                                                    64       $1,441,854.00                       8.34
1.251 - 1.500                                                                    12         $295,445.00                       1.71
1.501 - 1.750                                                                    10         $207,429.00                       1.20
1.751 - 2.000                                                                   107       $1,362,067.00                       7.87
2.001 - 2.250                                                                    57       $1,253,591.00                       7.25
2.251 - 2.500                                                                    15         $277,732.00                       1.61
2.501 - 2.750                                                                    28         $258,390.00                       1.49
2.751 - 3.000                                                                    96       $2,360,188.00                      13.65
3.001 - 3.250                                                                     7         $126,033.00                       0.73
3.251 - 3.500                                                                    14         $286,387.00                       1.66
3.501 - 3.750                                                                    35         $774,370.00                       4.48
3.751 - 4.000                                                                     8         $112,464.00                       0.65
4.001 - 4.250                                                                     6         $107,735.00                       0.62
4.251 - 4.500                                                                    13         $263,901.00                       1.53
4.501 - 4.750                                                                     2           $9,877.00                       0.06
4.751 - 5.000                                                                     3          $64,956.00                       0.38
5.001 - 5.250                                                                     4          $61,644.00                       0.36
5.251 - 5.500                                                                     2          $14,859.00                       0.09
5.501 - 5.750                                                                     2          $19,623.00                       0.11
5.751 - 6.000                                                                     1           $7,487.00                       0.04
6.001 - 6.250                                                                     1           $8,830.00                       0.05
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                                           834         $17,296,571                     100.00 %
===================================================================================================================================

Maximum Mortgage Rates

                                                                                                                     Percentage of
Maximum Mortgage                                                          Number of    Aggregate Unpaid   Reference Date Aggregate
Rates(%)                                                             Mortgage Loans   Principal Balance          Principal Balance
-----------------------------------------------------------------------------------------------------------------------------------
12.50                                                                            11            $236,164                       1.37 %
15.00                                                                             5             $83,904                       0.49
16.00                                                                            29          $1,015,661                       5.87
17.00                                                                            93          $1,608,129                       9.30
18.00                                                                           696         $14,352,713                      82.98
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                                           834         $17,296,571                     100.00 %
===================================================================================================================================



Remaining Term To Maturity

                                                                                                                     Percentage of
Range of Remaining Terms to                                               Number of    Aggregate Unpaid   Reference Date Aggregate
Maturity (Months)                                                    Mortgage Loans   Principal Balance          Principal Balance
-----------------------------------------------------------------------------------------------------------------------------------
73 - 84                                                                          29            $410,952                       2.38 %
85 - 96                                                                          18            $321,022                       1.86
97 - 108                                                                          3            $135,041                       0.78
109 - 120                                                                         5             $40,148                       0.23
169 - 180                                                                         4             $48,537                       0.28
217 - 228                                                                       406          $9,485,937                      54.84
229 - 240                                                                       369          $6,854,932                      39.63
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                                           834         $17,296,571                     100.00 %
===================================================================================================================================



Origination Year

                                                                                                                     Percentage of
                                                                          Number of    Aggregate Unpaid   Reference Date Aggregate
Year of Origination                                                  Mortgage Loans   Principal Balance          Principal Balance
-----------------------------------------------------------------------------------------------------------------------------------
1997                                                                            443         $10,115,380                      58.48 %
1998                                                                            391          $7,181,191                      41.52
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                                           834         $17,296,571                     100.00 %
===================================================================================================================================

Credit Limit Range

                                                                                                                     Percentage of
Range of Credit                                                           Number of    Aggregate Unpaid   Reference Date Aggregate
Limits($)                                                            Mortgage Loans   Principal Balance          Principal Balance
-----------------------------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                                               15             $93,536                       0.54 %
$ 10,000.01 to $ 20,000                                                         279          $2,444,037                      14.13
$ 20,000.01 to $ 30,000                                                         206          $3,310,741                      19.14
$ 30,000.01 to $ 40,000                                                         109          $2,436,589                      14.09
$ 40,000.01 to $ 50,000                                                          93          $2,404,438                      13.90
$ 50,000.01 to $ 60,000                                                          21            $883,339                       5.11
$ 60,000.01 to $ 70,000                                                          24            $787,747                       4.55
$ 70,000.01 to $ 80,000                                                          19            $745,644                       4.31
$ 80,000.01 to $ 90,000                                                          14            $600,835                       3.47
$ 90,000.01 to $100,000                                                          30          $1,245,228                       7.20
$100,000.01 to $125,000                                                           5            $457,904                       2.65
$125,000.01 to $150,000                                                           5            $307,132                       1.78
$150,000.01 to $175,000                                                           3            $335,918                       1.94
$175,000.01 to $200,000                                                           5            $323,104                       1.87
$200,000.01 to $225,000                                                           1                  $0                       0.00
$225,000.01 to $250,000                                                           2            $300,380                       1.74
$275,000.01 to $300,000                                                           2                  $0                       0.00
$600,000.01 to $625,000                                                           1            $620,000                       3.58
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                                           834         $17,296,571                     100.00 %
===================================================================================================================================



Credit Limit Utilization Rates

                                                                                                                     Percentage of
Range of Credit Limit                                                     Number of    Aggregate Unpaid   Reference Date Aggregate
Utilization Rates(%)                                                 Mortgage Loans   Principal Balance          Principal Balance
-----------------------------------------------------------------------------------------------------------------------------------
0.00%                                                                           214                $725                       0.00 %
0.01% - 10.00%                                                                   12             $21,957                       0.13
10.01% - 20.00%                                                                  19            $199,357                       1.15
20.01% - 30.00%                                                                  21            $214,955                       1.24
30.01% - 40.00%                                                                  22            $285,874                       1.65
40.01% - 50.00%                                                                  23            $400,846                       2.32
50.01% - 60.00%                                                                  34            $645,630                       3.73
60.01% - 70.00%                                                                  55          $1,099,475                       6.36
70.01% - 80.00%                                                                  53          $1,144,334                       6.62
80.01% - 90.00%                                                                  78          $2,144,767                      12.40
90.01% - 100.00%                                                                303         $11,138,650                      64.40
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                                           834         $17,296,571                     100.00 %
===================================================================================================================================

                                  EXHIBIT 2

                         Report to Certificateholders

                                                                                                                   Page 1

====================================================================================================================================
Countrywide Home Loans, Inc.                                             Date of Report:       12/8/03
Countrywide Home Equity Loan Trust - Series                              Time of Report:       1:51 PM
1998-A
P & S Agreement Date:                            February 20, 1998
Original Settlement Date:                        February 26, 1998
CUSIP Number of Certificates:                    126671AX4                            Investor:
Original Sale Balance:                           155,000,000                          8001007
====================================================================================================================================
Statement to Certificateholders (Page 1 of 2)
---------------------------------------------

Distribution Date:                                                                                       11/17/03         12/15/03
                                                                                                         --------         --------

INVESTOR CERTIFICATES DISTRIBUTION SUMMARY (PER $1000 ORIGINAL PRINCIPAL AMOUNT)

A. INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS
   Investor Certificate Interest Distributed                                                             0.108265         0.085722
   Investor Certificate Interest Shortfall Distributed                                                   0.000000         0.000000
   Remaining Unpaid Investor Certificate Interest Shortfall                                              0.000000         0.000000

   Managed Amortization Period ? (Yes=1; No=0)                                                                  0                0
   Investors Certificate Principal Distributed                                                           6.025536         4.610548
    Principal Distribution Amount                                                                        5.422763         4.600003
     Maximum Principal Payment                                                                           5.422763         4.600003
     Alternative Principal Payment                                                                       3.915553         2.539522
     Principal Collections less Additional Balances                                                      3.915553         2.539522
   Investor Loss Amount Distributed to Investors                                                         0.602773         0.010545
   Accelerated Principal Distribution Amount                                                             0.000000         0.000000
   Credit Enhancement Draw Amount                                                                            0.00             0.00

  Total Amount Distributed to Certificateholders (P & I)                                                 6.133801         4.696270

B. INVESTOR CERTIFICATE PRINCIPAL BALANCE
   Beginning Investor Certificate Balance                                                           13,974,487.48    13,040,529.34
   Ending Investor Certificate Balance                                                              13,040,529.34    12,325,894.38
   Beginning Invested Amount                                                                        13,974,487.48    13,040,529.34
   Ending Invested Amount                                                                           13,040,529.34    12,325,894.38
   Investor Certificateholder Floating Allocation Percentage                                           75.855572%       73.706895%
   Pool Factor                                                                                          0.0841324        0.0795219
   Liquidation Loss Amount for Liquidated Loans                                                        123,168.07         2,217.47
   Unreimbursed Liquidation Loss Amount                                                                        $0               $0

C. POOL INFORMATION
   Beginning Pool Balance                                                                           18,422,493.11    17,692,414.38
   Ending Pool Balance                                                                              17,692,414.38    17,296,571.03
   Servicer Removals form the Trust (Section 2.06)                                                           0.00             0.00
   Servicing Fee                                                                                         7,676.04         7,371.84

D. INVESTOR CERTIFICATE RATE
   Investor Certificate Rate                                                                            1.310000%        1.310000%
   LIBOR Rate                                                                                            0.011200         0.011200
   Maximum Rate                                                                                              0.04             0.04

E. DELINQUENCY & REO STATUS
   Delinquent 30-59 days
     No. of Accounts                                                                                           10                8
     Trust Balances                                                                                    198,372.90       139,377.57
   Delinquent 60-89 days
     No. of Accounts                                                                                            2                2
     Trust Balances                                                                                     68,532.28        36,604.38
   Delinquent 90+ days
     No. of Accounts                                                                                           12               11
     Trust Balances                                                                                    220,799.31       225,387.32
   Delinquent 9+ Months
     No. of Accounts                                                                                           19               18
     Trust Balances                                                                                    657,806.86       610,468.81
   REO
     No. of Accounts                                                                                            5                5
     Trust Balances                                                                                    114,389.23       114,389.23


===============================================================================================

Statement to Certificateholders (Page 2 of 2)
---------------------------------------------

Distribution Date:                                                                                       11/17/03         12/15/03
                                                                                                         --------         --------

   IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 9th day of December, 2003.


         Countrywide Home Loans Formerly Known as Countrywide Funding Corporation as Servicer


         ----------------------------------------------------

   Lupe Montero

                                                                                                                   Page 2

====================================================================================================================================
Countrywide Home Loans, Inc.                                             Date of Report:       12/8/03
Countrywide Home Equity Loan Trust - Series                              Time of Report:       1:51 PM
1998-A
P & S Agreement Date:                            February 20, 1998
Original Settlement Date:                        February 26, 1998
CUSIP Number of Certificates:                    126671AX4                            Investor:
Original Sale Balance:                           155,000,000                          8001007
====================================================================================================================================
     First Vice-President
















   Distribution List:
   ------------------

     Barbara Grosse - First National Bank of Chicago            Lupe Montero - Countrywide Home Loans
     Peter Cerwin - Merrill Lynch                               Brian White - Countrywide Home Loans
     Lisa Fitzpatrick - Merrill Lynch



====================================================================================================================================